UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

Humanigen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

533 Airport Boulevard, Suite 400

Burlingame, CA 94010

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 1, 2020, Humanigen, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) to complete a private placement (the “Private Placement”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The closing of the Private Placement occurred on June 2, 2020 (the “Closing Date”). At the closing, the Company issued and sold 82,528,718 shares of Common Stock (the “Shares”) at a purchase price of $0.87 per share, for aggregate gross proceeds of approximately $71.8 million. The purchase price represented a 7% discount from the volume weighted average price of the Common Stock over the prior 20 trading days ending May 29, 2020. Effective upon completion of the Private Placement, the Company has an aggregate of 208,931,973 shares of Common Stock outstanding.

On the Closing Date, the Company and the Investors also entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to prepare and file a registration statement (the “Resale Registration Statement”) for the resale of the Shares with the Securities and Exchange Commission (the “SEC”), within 10 business days of the Closing Date, and use reasonable best efforts to have the Resale Registration Statement declared effective by the SEC at the earliest possible date. Subject to certain limitations and an overall cap, the Company may be required to pay liquidated damages to the investors at a rate of 2% of the invested capital for each instance in which:

•	The Company fails to make the initial filing of the Resale Registration Statement by June 16, 2020;
•

The Company fails to cause the Resale Registration Statement to be declared effective prior to the earlier of (i) three business days after the SEC informs the Company that no review of the Resale Registration Statement will be made or that the SEC has no further comments on the Resale Registration Statement (but subject to the last sentence of Section 9.7 of the Purchase Agreement), or (ii) July 2, 2020 (or August 31, 2020 if the Staff has informed the Company that it will be reviewing or monitoring the Resale Registration Statement); or

•	The prospectus included in the Resale Registration Statement ceases to be available for use by the investors for more than 30 consecutive days or more than 50 days in any 12-month period.

The Purchase Agreement also provides that the Company will use its commercially reasonable efforts to achieve a listing of the Common Stock on a national securities exchange, subject to certain limitations set forth in the Purchase Agreement. The Company’s ability to obtain approval of the listing of the Common Stock on a national securities exchange will require the Company to satisfy a number of conditions, including the effectiveness of the Resale Registration Statement, the Company’s ability to obtain certain stockholder and third party consents and approvals, and the Company’s ability to meet certain listing criteria including a minimum stock price and total value of public float. Accordingly, the Company may not be able to achieve a listing of the Common Stock on a national securities exchange in any particular time frame or at all.

Item 1.02.	Termination of a Material Definitive Agreement.

Redemption and Repayment of Outstanding Notes and Loans

The Company used the proceeds from the Private Placement to retire the following indebtedness:

•	the outstanding principal amount and accrued and unpaid interest on the Company’s convertible promissory notes issued in March 2020, which approximated $0.5 million as of March 31, 2020, were repaid in full, and the notes were extinguished; and
•	the outstanding principal and accrued and unpaid interest, amounting to approximately $2.5 million, on short-term, secured bridge loans made to the Company in 2019 by three parties: Cheval Holdings, Ltd., an affiliate of Black Horse Capital, L.P., the Company’s largest stockholder; Nomis Bay LTD, the Company’s second largest stockholder; and Dr. Cameron Durrant, the Company’s Chief Executive Officer and Chairman of the Board of Directors; were repaid in full and the related liens are in the process of being released.

Termination of Equity Line of Credit

On June 2, 2020, the Company notified Lincoln Park Capital Fund, LLC (“LPC”) of the Company’s decision to terminate that certain Purchase Agreement, dated as of November 8, 2019 (the “ELOC Purchase Agreement”), pursuant to which LPC had agreed to provide the Company with an equity line of credit. The termination of the ELOC Purchase Agreement became effective on June 3, 2020. In connection with the termination of the ELOC Purchase Agreement, LPC has advised the Company that the Company no longer needs to include any shares previously issued to LPC pursuant to the ELOC Purchase Agreement on any registration statement filed by the Company. The Company intends to file a post-effective amendment to deregister the LPC shares previously registered pursuant the Company’s registration statement on Form S-1, as amended (Reg. No. 333-234801).

Item 3.02.	Unregistered Sales of Equity Securities.

The information related to the Private Placement presented in Item 1.01 above is incorporated by reference into this Item 3.02.

The Shares were offered and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Each Investor represented that it is an accredited investor and that it is acquiring the Shares for its own account and not with a view to any resale, distribution or other disposition of such securities in violation of the Securities Act. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 8.01.	Other Events.

The information related to the Private Placement presented in Item 1.01 above is incorporated by reference into this Item 8.01. In a Schedule 13D/A filed on April 2, 2020, Dr. Dale Chappell, who currently serves as the Company’s ex-officio chief scientific officer, reported shared voting and dispositive power over an aggregate of 69,631,459 shares of the Company’s Common Stock. As a result of the completion of the Private Placement, the shares over which Dr. Chappell shares voting and dispositive power now comprise approximately 33.3% of the number of shares of Common Stock outstanding, and Dr. Chappell is no longer the controlling stockholder of the Company.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual events or results may differ materially from those contained in the forward-looking statements. Words such as "will," "expect," "intend," "plan," "potential," "possible," "goals," "accelerate," "continue," and similar expressions identify forward-looking statements, including, without limitation, statements regarding our expectations for the anticipated filing of the Resale Registration Statement and the Company’s ability to achieve a listing of the Common Stock on a national securities exchange. Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the Company’s ability to obtain certain stockholder and third party consents and approvals and to meet applicable listing criteria of a national securities exchange; and the various risks and uncertainties described in the "Risk Factors" sections and elsewhere in the Company's periodic and other filings with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. We undertake no obligation to revise or update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Humanigen, Inc.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board and Chief Executive Officer

Dated: June 4, 2020